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                                                                    Exhibit 3.21

                                 TRUST AGREEMENT
                                       OF
                              CHAPARRAL STEEL TRUST

     This TRUST AGREEMENT is made as of this 29th day of February, 1996, by and among Chaparral Steel Holdings, Inc., a Delaware corporation, as Settlor, and Larry L Clark, Richard M. Fowler, Robert C. Moore, and Delaware Trust Capital Management, a Delaware corporation, as Trustees.

                                    RECITALS

     WHEREAS, the Settlor desires to establish a business trust under and in accordance with Chapter 38 of Title 12 of the Delaware Code, Part V, (S)(S)3801 et seq. (the "Delaware Business Trust Act"), for the purpose or purposes of engaging in any lawful act or activity for which business trusts may be organized under and in accordance with the provisions of Delaware Business Trust Act; and

     WHEREAS, the beneficial interest in the assets of such trust shall be held initially by Chaparral Steel Holdings, Inc., as Beneficiary; and

     WHEREAS, the Managing Trustees are willing to undertake the provision of such services and such other lawful business purposes on the terms and conditions set forth herein.

     NOW, THEREFORE, the Settlor hereby expressly declares that there is created a business trust which exists subject to the Delaware Business Trust Act, and the Settlor hereby transfers and delivers unto the Managing Trustees of said business trust certain property, together with the right, title, and interest in and to the same, to have and hold said property, together with any additions thereto, accumulations thereon, and changes therein, in trust under and in accordance with the Delaware Business Trust Act as herein set forth;

     FURTHER, the Managing Trustees hereby declare (i) that all property, real or personal or mixed, tangible or intangible, or of any other description now held or hereafter acquired by or transferred to them in their capacity as Managing Trustees hereunder, together with the income and profits therefrom and the proceeds thereof, shall be held by them in trust and shall be received, managed, and disposed of by them for the benefit of the Beneficiary hereunder subject to the terms and conditions provided herein; and (ii) that all activities of the Trust shall be conducted in accordance with the provisions hereof and the Delaware Business Trust Act, to wit:

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                                    ARTICLE I
                  NAME OF TRUST, DEFINITIONS, AND CONSTRUCTION

     1.1 Name. The Trust established under this Agreement shall be known as the CHAPARRAL STEEL TRUST. So far as may be practicable, legal, and convenient, the affairs of the Trust shall be conducted and transacted under that name, which name shall not refer, individually or personally, to the Trustees, to the Beneficiary, or to any officers, employees, or agents of the Trust.

     1.2 Definitions. Whenever used in this Agreement, unless the context otherwise requires, the terms defined below shall have the respective meanings:

          (a) Agreement. "Agreement" shall mean this Trust Agreement of Chaparral Steel Trust and all amendments or modifications hereof.

          (b) Beneficial Interest. "Beneficial Interest" shall mean the beneficial interest of the Beneficiary in the Trust as described in Section 6.1.

          (c) Beneficiary. "Beneficiary" initially shall mean Chaparral Steel Holdings, Inc., a Delaware corporation, and any successors or assigns thereof acquiring the Beneficial Interest in accordance with the provisions hereof. If, at any time, more than one Person shall have a Beneficial Interest in the Trust (as a result of a transfer of a portion of the Beneficial Interest as permitted by Section 6.4 or otherwise), the term "Beneficiary" shall refer to all such Persons holding a Beneficial Interest in the Trust.

          (d) By Laws. "By-Laws" shall mean the By-Laws referred to in Section 4.4, if adopted.

          (e) Certificate. "Certificate" shall mean the Certificate of Trust authorized to be filed pursuant to Section 4.3(z) hereof, as required to be filed pursuant to Section 3810 of the Delaware Business Trust Act and
     Section 9.3 hereof.

          (f) Delaware Business Trust Act. "Delaware Business Trust Act" shall have the meaning assigned to that term in the Recitals hereof, as the same may be amended from time to time.

          (g) Managing Trustees. Managing Trustees shall mean Larry L. Clark, Richard M. Fowler, and Robert C. Moore in their capacity as Managing Trustees under this Agreement or any successor thereto.

          (h) Notice of Transfer. "Notice of Transfer" shall mean the Notice of Transfer referred to in Section 6.4 and in substantially the form set forth in Exhibit A hereto.

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          (i) Person. "Person" shall include individuals, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies or associations, joint ventures, associations, consortia, companies, trusts, banks, trust companies, land trusts, common law trusts, business trusts, or other entities, and governments and agencies and political subdivisions thereof.

          (j) Securities. "Securities" shall mean (i) any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness or ownership, (ii) in general any instruments commonly known as securities, or (iii) any certificates of interest, shares, or participation in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe, in any of the foregoing.

          (k) Settlor. "Settlor" shall mean Chaparral Steel Holdings, Inc., a Delaware corporation.

          (l) Statutory Trustee. "Statutory Trustee" shall mean Delaware Trust Capital Management, a Delaware corporation, not in its individual capacity, but solely in its capacity as Statutory Trustee for the purpose of qualifying the Trust as a Delaware business trust, and any successor Statutory Trustee hereunder.

          (m) Trust. "Trust" shall mean CHAPARRAL STEEL TRUST, the business trust established hereunder.

          (n) Trustees. "Trustees" shall mean, as of any particular time, those Persons who serve and hold office as Managing Trustees or the Statutory Trustee hereunder at such time, whether they be the Trustees named herein or additional or successor Trustees. "Trustees" shall not include the officers, representatives, or agents of the Trust or the Beneficiary; provided, however, that nothing herein shall be deemed to preclude the Trustees from also serving as officers, representatives, or agents of the Trust, the Beneficiary, Chaparral Steel Texas, Inc., a Delaware corporation, Chaparral Steel Holdings, Inc., a Delaware corporation, Chaparral Steel Company, a Delaware corporation, or Chaparral Steel Midlothian, LP.

          (o) Trust Estate. "Trust Estate" shall mean, as of any particular time, any and all property, real or personal or otherwise, tangible or intangible, transferred, conveyed, or paid to the Trust or to the Trustees as Trustees, and all rents, income, profits and gains therefrom, together with the proceeds from the sale or other disposition thereof, which at such time are owned or held by the Trust or the Trustees.

     1.3 Construction. In this Agreement and in any amendment hereto, references to this Agreement and to "herein," "hereof" and "hereunder" shall be deemed to refer to this Agreement as a whole as the same may be amended. References to the masculine

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gender shall include the feminine and neuter genders. Words in the singular number include the plural, and in the plural number include the singular.

                                   ARTICLE II
                           PURPOSE AND NATURE OF TRUST

     2.1 Purpose of Trust. The purpose of the Trust is (i) to engage in any lawful acts or activities, as the Managing Trustees may determine from time to time, for which business trusts may be organized under the laws of the State of Delaware, (ii) in general to carry on any other acts in connection with or arising out of the foregoing, (iii) to have and exercise all powers that are available to business trusts formed under the laws of the State of Delaware, and
(iv) to do any or all of the things herein set forth to the same extent as natural persons.

     2.2 Nature of Trust. The Trust is a business trust of the type referred to in Section 3801(a) of the Delaware Business Trust Act, and without limiting the provisions hereof, the Trust may have and exercise all powers which may be exercised by such a trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation, or joint stock company or association for purposes of Delaware law or the laws of any other state of the United States. Neither the Trustees nor the Beneficiary shall be deemed to be, or be treated, in any way as partners or joint venturers or as agents of one another, or liable or responsible as such hereunder. The relationship of the Beneficiary to the Trustees shall be solely that of the beneficiary of the Trust, and its rights shall be limited to those conferred upon it by this Agreement and, to the extent permissible under the Delaware Business Trust Act and not inconsistent herewith, the Delaware Business Trust Act.

                                   ARTICLE III
                                    TRUSTEES

     3.1 Number, Term of Office, Qualifications of Managing Trustees. There shall be no fewer than three (3) nor more than nine (9) Managing Trustees. The initial Managing Trustees shall be the signatories hereto as Managing Trustees. The Managing Trustees, from time to time, may fix the number of Trustees within the range established in this Agreement, and may change the range in the authorized number of Trustees; provided, however, that the lower end of the authorized range shall not be fewer than three. Subject to the provisions of
Section 3.3, each Managing Trustee shall hold office for a term of one year or until the appointment and qualification of his successor. At each annual meeting of the Beneficiary, the Beneficiary shall appoint successors to the Managing Trustees, unless the number of Managing Trustees is then being reduced. Managing Trustees may be reappointed without limit as to the number of times. The Managing Trustees shall be individuals at least 21 years of age who are not under legal disability. Unless otherwise required by law or by action of the Managing Trustees, no

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Managing Trustee shall be required to give bond, surety, or security in any jurisdiction for the performance of any duties or obligations hereunder. Under no circumstances may the Beneficiary serve as a Managing Trustee. The Managing Trustees in their capacity as Managing Trustees shall not be required to devote their entire time to the business and affairs of the Trust.

     3.2 Compensation and Other Remuneration of Managing Trustees. As specifically prescribed from time to time by action of the Managing Trustees, the Managing Trustees may be allowed to receive reasonable compensation for their services as Managing Trustees. The Managing Trustees may also be allowed to receive, directly or indirectly, remuneration for services rendered to the Trust in any other capacity, including, without limitation, remuneration for rendered services as an officer of or consultant to the Trust, or for legal, accounting or other professional services rendered to the Trust, or otherwise. The Managing Trustees shall be reimbursed for their reasonable expenses incurred in connection with their services as Managing Trustees.

     3.3 Resignation, Removal, and Death of Managing Trustees. A Managing Trustee may resign at any time by giving written notice to the remaining Managing Trustees at the principal place of business of the Trust. Such resignation shall take effect on the date such notice is given or at any later time specified in the notice without need for prior accounting. A Managing Trustee may be removed at any time (i) with or without cause by the Beneficiary and (ii) with cause by all remaining Managing Trustees. For purposes of the preceding sentence, "cause" shall include, but shall not be limited to, physical and/or mental inability, due to a condition or illness which is expected to be of permanent or indefinite duration, to perform the duties of a Managing Trustee. Upon the resignation or removal of any Managing Trustee, or his otherwise ceasing to be a Managing Trustee, he (or his legal representative) shall execute and deliver such documents as the remaining Managing Trustees shall require for the conveyance of any trust property held in his name, shall account to the remaining Trustees as they require for all property which he holds as Managing Trustee, and shall thereupon be discharged as Managing Trustee. Upon the incapacity, death, bankruptcy or dissolution of any Managing Trustee, such person shall cease to be a Managing Trustee and the vacancy caused by such death or incapacity shall be filled in accordance with Section 3.4.

     3.4 Vacancies of Managing Trustees. If any or all of the Managing Trustees cease to be Managing Trustees hereunder, whether by reason of resignation, removal, incapacity, death, bankruptcy, dissolution, or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Managing Trustee or Managing Trustees (even though fewer than three) may exercise the powers of the Managing Trustee or Managing Trustees hereunder. Vacancies (including vacancies created by increases in the number of Managing Trustees) may be filled for the unexpired term by the remaining Managing Trustee or by a majority of the remaining Managing Trustees. If, at any time, no Managing Trustees remain in office, successor Managing Trustees shall be appointed by the Beneficiary as provided in Section 6.7.

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     3.5 Successor and Additional Managing Trustees. The right, title, and interest of the Managing Trustees in and to the Trust Estate shall vest automatically in successor and additional Managing Trustees upon their qualification, and they shall thereupon have all the rights and obligations of Managing Trustees hereunder. Such right, title, and interest shall vest in the Managing Trustees whether or not the appropriate transfer documents have been executed and delivered pursuant to Section 3.3 or otherwise. Appropriate written evidence of the appointment and qualification of successor and additional Managing Trustees shall be kept with the records of the Trust. Upon the resignation, removal, or death of a Managing Trustee, such Managing Trustee (and in the event of his death, his estate) shall automatically cease to have any right, title, or interest in or to any of the Trust property, and the right, title, and interest of such Managing Trustee in and to the Trust Estate shall vest automatically in the remaining Trustees without any further act.

     3.6 Actions by Managing Trustees and Consents. The Managing Trustees may act with or without a meeting. A quorum for all meetings of the Managing Trustees shall be a majority of the Managing Trustees. Unless specifically provided otherwise in this Agreement, any action of the Managing Trustees may be taken at a meeting by vote of a majority of the Managing Trustees present at such meeting if a quorum is present, or without a meeting by written consent of all the Managing Trustees. Any agreement, deed, mortgage, lease, or other instrument or writing executed by any one or more of the Managing Trustees or by any one or more authorized Persons shall be valid and binding upon the Managing Trustees and upon the Trust when authorized by action of the Managing Trustees or as provided in the By-Laws, if the same are adopted. Managing Trustees and members of any committee of the Managing Trustees may conduct meetings by conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

     3.7 Meetings of Managing Trustees; Notices and Waiver of Notice. An annual meeting of the Managing Trustees shall be held immediately after the annual meeting of the Beneficiary. Regular meetings, if any, shall be held at such other times as shall be fixed by the Trustees. No notice shall be required of an annual or a regular meeting of Managing Trustees. Special meetings of the Managing Trustees shall be called by the Chairman or the President upon the request of any two Managing Trustees and may be called by the Chairman or President on his own motion, with such notice as the Managing Trustees or person calling such meeting shall determine. Such notice, which need not state the purpose of the meeting, shall be by oral, telegraphic, telephonic, or written communication stating the time and place therefor. Notice of any special meeting need not be given to any Managing Trustee entitled thereto who submits a written and signed waiver of notice, either before or after the meeting, or who attends the meeting without protesting the lack of notice prior to or at the commencement of the meeting. Regular or special meetings of the Managing Trustees may be held, within or without the State of Delaware, at such places as shall be designated by the Managing Trustees. The Managing Trustees may adopt such rules and regulations for their conduct and the

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management of the affairs of the Trust as they may deem proper and as are not inconsistent with this Agreement.

     3.8 Committees. The Managing Trustees may appoint from among their number an executive committee and such other standing committees, including, without limitation, audit, nominating and compensation committees, or such other special committees as the Managing Trustees determine. Each standing committee shall consist of two or more members. Each committee shall have such powers, duties, and obligations as the Managing Trustees may deem necessary and appropriate. Without limiting the generality of the foregoing, the executive committee shall have the power to conduct the business and affairs of the Trust during periods between meetings of the Managing Trustees. The executive committee and other committees shall report their activities periodically to the Managing Trustees.

     3.9 Ownership of Trust Assets. Legal title to the Trust Estate subject from time to time to this Agreement shall be transferred to, vested in, and held by the Managing Trustees as Trustees of this Trust; provided, however, that the Managing Trustees shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of one or more of the Managing Trustees, or any other Person as nominee, on such terms, in such manner, and with such powers as the Managing Trustees may determine; provided, further, that the Managing Trustees shall have the power to cause any property of the Trust to be held in the custody of any bank and that such bank may hold the property of the Trust in the name of any nominee, partnership, or nontaxable corporation.

     3.10 Statutory Trustee. The Statutory Trustee is hereby appointed as a Trustee of the Trust effective as of the date hereof, solely to serve as resident trustee as required by Section 3807(a) of the Delaware Business Trust Act and to perform the functions specifically required of a resident trustee thereunder. The Statutory Trustee shall have no other power or duties with respect to the Trust. The Statutory Trustee shall receive as compensation for its services hereunder those fees described on Exhibit A hereto (and incorporated herein by reference) and the Statutory Trustee shall be entitled to be reimbursed by Settlor for its other reasonable expenses hereunder, including the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as such Statutory Trustee may employ in connection with the exercise and performance of its rights and duties hereunder. The Statutory Trustee shall at all times be a corporation or other Person satisfying the provisions of Section 3807(a) of the Delaware Business Trust Act.

     If at any time the Statutory Trustee shall cease to be eligible in accordance with the provisions of this Section 3.10 and shall fail to resign after written request therefore by the Managing Trustees or if at any time the Statutory Trustee shall be legally unable to act or shall be adjudged bankrupt or insolvent or a receiver of the Statutory Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Statutory Trustee or of its property or affairs for the purpose of rehabilitation,

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conservation or liquidation, then the Managing Trustees may remove the Statutory
Trustee. If the Managing Trustees remove the Statutory Trustee under the authority of the immediately preceding sentence, the Managing Trustees shall promptly appoint a successor Statutory Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Statutory Trustee so removed (together with payment of all fees owing to the outgoing Statutory Trustee) and one copy shall be delivered to the successor Statutory Trustee.

     Any successor Statutory Trustee appointed pursuant to this Section 3.10 shall execute, acknowledge and deliver to the Managing Trustees and to its predecessor Statutory Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Statutory Trustee shall become effective and such successor Statutory Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this agreement, with like effect as if originally named as Statutory Trustee. The predecessor Statutory Trustee shall upon payment of its fees and expenses deliver to the successor Statutory Trustee all documents and statements and monies held by it under this Agreement; and the Managing Trustees and the predecessor Statutory Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Statutory Trustee all such rights, powers, duties, and obligations.

                                   ARTICLE IV
                            MANAGING TRUSTEES' POWERS

     4.1 Power and Authority of Managing Trustees. Subject only to the provisions of this Agreement, the Managing Trustees shall have full, absolute, and exclusive power, control, and authority over the Trust Estate and over the business and affairs of the Trust to the same extent as if the Managing Trustees were the sole owners thereof in their own right, free from any power of control on the part of the Beneficiary. The Managing Trustees shall also have full, absolute, and exclusive power to do all such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust. Any determination made in good faith by the Managing Trustees of the purposes of the Trust or the existence of any power or authority hereunder shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in favor of the grant of powers and authority to the Managing Trustees. The enumeration of any specific power or authority herein shall not be construed as limiting the general powers or authority or any other specified power or authority conferred upon the Managing Trustees hereunder.

     4.2 General Powers and Authority. Subject only to the provisions of this Agreement, and in addition to any powers and authority conferred by this Agreement or by virtue of any statute or law, and without any action or consent by the Beneficiary

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(except as expressly required by this Agreement), the Managing Trustees shall have and may (but are not required to) exercise, at any time and from time to time, the following powers and authorities as they may deem proper:

          (a) To receive title to, hold, buy, sell, exchange, transfer, and convey real and personal property for the use of the Trust.

          (b) To take, receive, invest, or disburse the receipts, earnings, rents, profits, or returns of the Trust.

          (c) To carry on and conduct any lawful business designated in this Agreement (including without limitation any business associated with the purpose of the Trust as set forth in or established by the Managing Trustees pursuant to Section 2.1), and generally to do any lawful act in relation to the Trust Estate that any individual owning the same absolutely might do.

          (d) To cause the Trust to merge with another business trust, association, corporation, partnership, or other Person, to divide, or to engage in any fundamental or other transaction (including, without limitation, dissolution) contemplated by this Agreement.

     4.3 Specific Powers and Authority. Without limiting the generality of the powers and authority set forth in Section 4.2 (and subject to the qualifications set forth above), the specific powers of the Managing Trustees shall include the following:

          (a) For such consideration as the Managing Trustees deem proper, to purchase or otherwise acquire for cash or other property and hold for investment real or personal property of any kind, tangible or intangible, in entirety or in participation, all without regard to whether any such property is authorized by law for the investment of trust funds, and to possess and exercise all the rights, powers, and privileges appertaining to the ownership of the Trust Estate with respect thereto.

          (b) To sell, rent, lease, hire, exchange, release, partition, assign, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer, or otherwise dispose of or grant interests in all or any portion of the Trust Estate by deeds, financing statements, security agreements and other instruments, trust deeds, assignments, bills of sale, transfers, leases, or mortgages, for any of such purposes.

          (c) To enter into leases, contracts, obligations, and other agreements for a term which may extend beyond the term of office of the Managing Trustees.

          (d) To borrow money and give negotiable or nonnegotiable instruments therefor; to guarantee, indemnify, or act as surety with respect to payment or

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     performance of obligations of third parties; to enter into other obligations on behalf of the Trust; and to assign, convey, transfer, mortgage, subordinate, pledge, grant security interests in, encumber, or hypothecate the Trust Estate to secure any of the foregoing.

          (e) To lend money, whether secured or unsecured, to any Person.

          (f) To create reserve funds for any purpose.

          (g) To incur and pay out of the Trust Estate any charges or expenses, and disburse any funds of the Trust, which charges, expenses, or disbursements are, in the opinion of the Managing Trustees, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including, without limitation, fees payable to the Statutory Trustee, taxes and other governmental levies, charges, and assessments, of whatever kind or nature, imposed upon or against the Managing Trustees in connection with the Trust or the Trust Estate or upon or against the Trust Estate or any part thereof.

          (h) To deposit funds of the Trust in or with banks, trust companies, savings and loan associations, money market organizations, and other depositories or issuers of depository-type accounts, whether such deposits will draw interest or be insured, the same to be subject to withdrawal or redemption on such terms and in such manner and by such Person or Persons (including any one or more Managing Trustees, officers, agents, or representatives of the Trust) as the Managing Trustees may determine.

          (i) To possess and exercise all the rights, powers, and privileges appertaining to the ownership of all or any mortgages or Securities issued or created by, or interests in, any Person, forming part of the Trust Estate, to the same extent that an individual might, which may include the exercise of discretionary powers; and, without limiting the generality of the foregoing, to vote or give consent, request or notice, or waive any notice, either in person or by proxy or power of attorney, with or without power of substitution, to one or more Persons, for meetings or action generally or for any particular meeting or action.

          (j) To enter into joint ventures, general or limited partnerships, limited liability companies and any other lawful combinations or associations.

          (k) To elect or appoint officers of the Trust (which shall include a Chairman, who will be a Managing Trustee, and a President, a Treasurer, and a Secretary, and which may include one or more Vice Presidents and other officers as the Managing Trustees may determine, and none of whom needs be a Managing Trustee), who may be removed or discharged at the discretion of the Managing Trustees, which officers shall have such powers and duties, and shall serve such terms, as may be prescribed by the Managing Trustees or in the By-Laws of the

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     Trust, if adopted; to engage or employ any persons as agents, representatives, employees, or independent contractors in one or more capacities, in connection with the management of the Trust's affairs or otherwise, and to pay compensation from the Trust for services to such Persons in as many capacities as such Person may be so engaged or employed, notwithstanding that any such Person is a Managing Trustee or officer of the Trust or an affiliate thereof; and, except as prohibited by law, to delegate any of the powers and duties of the Managing Trustees to any one or more Managing Trustees, agents, representatives, officers, employees, independent contractors, or other Persons.

          (l) To collect, sue for, and receive all sums of money coming due to the Trust, and to engage in, intervene in, prosecute, join, defend, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation relating to the Trust, the Trust Estate, or the Trust's affairs; to enter into agreements relating thereto whether any suit is commenced or claim accrued or asserted; and to enter into agreements regarding arbitration, adjudication or settlement of any controversy in advance thereof.

          (m) To renew, modify, release, compromise, extend, consolidate, or cancel, in whole or in part, any obligation to or of the Trust.

          (n) To purchase and pay for out of the Trust Estate insurance contracts and policies insuring the Trust Estate against any and all risks and insuring the Trust, the Managing Trustees, the Statutory Trustee, the Beneficiary, the officers of the Trust, such agents, representatives, employees, or independent contractors for the Trust, or any or all of them, against any and all claims and liabilities of every nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the Trust or by the Managing Trustees, the Statutory Trustee, the Beneficiary, the officers of the Trust, or such agents, representatives, employees, or independent contractors for the Trust.

          (o) To cause legal title to any of the Trust Estate to be held by or in the name of the Managing Trustees or, except as prohibited by law, by or in the name of the Trust or one or more of the Managing Trustees or any other Person as the Managing Trustees may determine, on such terms, in such manner, and with such powers as the Trustees may determine, and with or without disclosure that the Trust or Managing Trustees are interested therein.

          (p) To adopt a fiscal year and accounting method for the Trust; from time to time to change such fiscal year and accounting method; and to engage a firm of independent public accountants to audit the financial records of the Trust.

          (q) To adopt and use a seal (but the use of a seal shall not be required for the execution of instruments or obligations of the Trust).

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          (r) To declare and pay distributions as provided in Section 6.5.

          (s) To file any and all documents and take any and all such other action as the Managing Trustees in their sole judgment may deem necessary in order that the Trust may lawfully conduct its business in any jurisdiction.

          (t) To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease, or similar proceedings of any corporation, partnership, or other organization; to delegate discretionary powers to any reorganization, protective, or similar committee in connection therewith; and to pay assessments and other expenses in connection therewith.

          (u) To cause to be organized or assist in organizing any Person, which may or may not be a subsidiary or affiliate of the Trust, under the laws of any jurisdiction to acquire the Trust Estate or any part or parts thereof or to carry on any business in which the Trust shall, directly or indirectly, have any interest; subject to the provisions of this Agreement, to cause the Trust to merge with such Person or any existing Person or to sell, rent, lease, hire, convey, negotiate, assign, exchange, or transfer the Trust Estate or any part or parts thereof to or with any such Person or any existing Person in exchange for the Securities thereof or otherwise; and to lend money to, subscribe for the Securities of, and enter into any contracts with, any such Person in which the Trust holds or is about to acquire Securities or any other interest.

          (v) To decide whether, at any time or from time to time, to cause the Trust to maintain its status or to cease to maintain its status as a business trust, and to take all action deemed by the Managing Trustees appropriate in connection with maintaining or ceasing to maintain such status.

          (w) To make any indemnification payment authorized by this Agreement.

          (x) To do all other such acts and things as are incident to the foregoing; to exercise all powers which are necessary or useful to carry on the business of the Trust; to promote any of the purposes for which the Trust is formed; and to carry out the provisions of this Agreement.

          (y) To guarantee the debt of Chaparral Steel Company to Prudential Insurance Company of America.

          (z) To cause to be filed the Certificate with the Delaware Secretary of State including any amendment or cancellation of such Certificate.

     4.4 By-Laws. The Managing Trustees may, but are not required to, make, adopt, amend, or repeal By-Laws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers of the Beneficiary, of the Managing

Trustees, or of the officers of the Trust not inconsistent with law or with this Agreement; provided however, that no provision of such By-Laws may impose any duty, obligation or responsibility on the Statutory Trustee not otherwise set forth in this Agreement without the prior written consent of the Statutory Trustee. Such By-Laws may provide for the appointment by the Chairman and President of assistant officers or of agents of the Trust in addition to those provided for in the foregoing Section 4.3(k), subject however to the right of the Managing Trustees to remove or discharge such officers or agents.

     4.5 Trustees Acting Only In Fiduciary Capacity and Other Matters.

          (a) Each and every power, authority, and discretion given to or vested in the Trustees by or pursuant to the provisions of this Agreement or by law shall be exercised by the Trustees only in a fiduciary capacity.

          (b) The Managing Trustees shall have no duty to dispose of the limited partnership interest in Chaparral Steel Midlothian, LP even though such investment may not yield as high a rate of return as other available investments and even though the retention of such limited partnership interest may raise questions of prudence. The Managing Trustees shall have no responsibility for any loss that may result from acting in accordance with the immediately preceding sentence and no action or failure to act by the Trustees pursuant to the immediately preceding sentence shall be subject to question by the Beneficiary.

          (c) The Trustees and the Trust shall not be subject to Section 3540 of the Delaware Code Annotated, Title 12, Chapter 35.

                                    ARTICLE V
                      OFFICERS, EMPLOYEES, AND OTHER AGENTS

     5.1 Employment of Officers, Employees, and Other Agents. The Managing Trustees are responsible for the general policies of the Trust and for such general supervision of the business of the Trust conducted by all officers, agents, employees, advisers, managers, or independent contractors of the Trust as may be necessary to insure that such business conforms to the provisions of this Agreement. However, the Managing Trustees are not, and shall not be, required personally to conduct the business of the Trust. Consistent with the powers described in Section 4.3(k), the Managing Trustees shall have the power to appoint, employ, or contract with any Person (including one or more of themselves, or any corporation, partnership, or trust in which one of more of them may be directors, officers, stockholders, partners, or trustees) as the Managing Trustees may deem necessary or proper for the transaction of the business of the Trust. For such purpose, the Managing Trustees may grant or delegate such authority to any such Person as the Managing Trustees may in their sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by trustees.

     5.2 Compensation and Powers. The Managing Trustees shall have the power to determine the terms and compensation of any Person whom they may employ or with whom they may contract other than the Statutory Trustee, whose compensation is as set forth in Section 3.10 hereof. The Managing Trustees may exercise broad discretion in allowing officers, employees, or other agents to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Managing Trustees, and to make executive decisions which conform to general policies and principles previously established by the Managing Trustees and not inconsistent with this Agreement.

                                   ARTICLE VI
                  BENEFICIARY AND BENEFICIAL INTEREST IN TRUST

     6.1 Beneficial Interest in Trust. All beneficial interest in the Trust shall be vested in the Beneficiary and shall be referred to herein as the Beneficial Interest of the Beneficiary. The Beneficial Interest shall not be represented by shares or other certificates.

     6.2 Legal Ownership of Trust Estate. Except to the extent provided in Sections 3.9 and 5.1. The legal ownership of the Trust Estate and the right to conduct the business of the Trust are vested exclusively in the Managing Trustees. The Beneficiary shall have no interest therein, other than the Beneficial Interest in the Trust conferred on it by this Agreement. The Beneficiary shall have no right to compel any partition, division, dividend, or distribution of the Trust or any of the Trust Estate, nor may it be called upon to share or assume any losses of the Trust or suffer an assessment of any kind by virtue of its Beneficial Interest.

     6.3 Beneficial Interest Deemed Personal Property. The Beneficial Interest of the Beneficiary shall be personal property and shall confer upon the Beneficiary only the interest and rights specifically set forth in this Agreement. The death, dissolution, liquidation, insolvency, or incapacity of the Beneficiary shall not dissolve or terminate the Trust, affect its continuity, or give the legal representative of the Beneficiary any rights whatsoever, whether against or in respect of the Managing Trustees or the Trust Estate or otherwise.

     6.4 Transfer of Beneficial Interest by Beneficiary. The Beneficiary may at any time transfer all or from time to time transfer a portion of its Beneficial Interest in the Trust to any Person. Any such transfer shall be effective upon receipt by the Managing Trustees of a Notice of Transfer, which Notice shall, in substantially the form of Exhibit B hereto, (a) specify the name and address of the transferee and the percentage of the Beneficial Interest in the Trust being transferred to such transferee and (b) be signed by the Beneficiary, the transferee, and at least one of the Managing Trustees. The Managing Trustees shall maintain or cause to be maintained in the records of the Trust all Notices of Transfer, which Notices shall be conclusive evidence of the transfer of all or a portion, as the case may be, of the Beneficial Interest. By signing the Notice of Transfer, the transferee of all or any portion of the Beneficial Interest shall have agreed to and shall be bound by the terms and conditions of this Agreement, as provided in Section 9.7.

     6.5 Distributions to the Beneficiary. The Managing Trustees may from time to time declare and pay to the Beneficiary such distributions in cash or other property, out of current or accumulated income, capital, capital gains, principal, surplus, proceeds from the increase or refinancing of Trust obligations, from the repayment of loans made by the Trust, from the sale of portions of the Trust Estate, or from any other source as the Managing Trustees in their discretion shall determine. The Beneficiary shall have no right to any distribution unless and until declared by the Managing Trustees.

     6.6 Meetings of the Beneficiary. The Managing Trustees shall cause to be called and held an annual meeting of the Beneficiary at such time and such place as they may determine at which Managing Trustees shall be appointed and any other proper business may be conducted. The annual meeting of the Beneficiary shall be held on such date and upon such notice as the Managing Trustees shall determine. Special meetings of the Beneficiary may be called by a majority of the Managing Trustees or the Chairman or the President of the Trust, and shall be called by the Managing Trustees or any officer of the Trust upon the written request of the Beneficiary (or, if more than one Person holds a Beneficial Interest, upon the written request of one or more Persons collectively holding not less than 75 percent of the Beneficial Interest in the Trust), which written request shall state the purpose(s) of the meeting so requested. The Trust shall provide the Beneficiary due notice (either in person or by mail) of a special meeting and the purpose of such meeting, including the date, time, and place of such meeting, as determined by the Managing Trustees. If there shall be no Managing Trustees, a special meeting of the Beneficiary shall be held promptly for the appointment of successor Managing Trustees. The call and notice of any special meeting shall state the purpose of the meeting.

     6.7 Actions by the Beneficiary and Consents. The presence of the Beneficiary (or, if more than one Person holds a Beneficial Interest, the presence of one or more Persons collectively holding at least 51 percent of the Beneficial Interest in the Trust) at any meeting shall constitute a quorum at such meeting. Whenever the Beneficiary is required or permitted to take any action, such action may be taken, except as otherwise provided by this Agreement or required by law, by the vote of the Beneficiary cast at a meeting of the Beneficiary at which a quorum is present (or, if more than one Person holds a Beneficial Interest, by the vote of one or more Persons collectively holding at least 51 percent of the Beneficial Interest in the Trust present at a meeting of the Beneficiary at which a quorum is present), or without a meeting by written consent setting forth the action so taken signed by the Beneficiary (or, if more than one Person holds a Beneficial Interest, signed by each such Person). Notwithstanding any provision of this Agreement to the contrary, no vote or consent of the Beneficiary shall be required to approve the sale, exchange, or other disposition by the Managing Trustees of one or more assets of the Trust, or the pledging, hypothecating, granting security interests in, mortgaging, encumbering, or leasing of all or any of the Trust Estate.

     6.8 Notice to the Beneficiary; Waiver of Notice. Any notice of meeting or other notice, communication, or report to the Beneficiary shall be deemed duly delivered to the Beneficiary when such notice, communication, or report is deposited, with postage thereon prepaid, in the United States mail, addressed to the Beneficiary at its address as appears on the records of the Trust or is delivered in person to the Beneficiary. Notice of any annual meeting of the Beneficiary or any special meeting of the Beneficiary need not be given to the Beneficiary if it submits a written and signed waiver of notice, either before or after the meeting, or if it attends the meeting without protesting the lack of notice prior to or at the commencement of the meeting.

     6.9 Inspection by the Beneficiary. The Beneficiary shall have the same right to inspect the records of the Trust as has a shareholder in a Delaware business corporation.

                                   ARTICLE VII
                     LIABILITY OF TRUSTEES, THE BENEFICIARY
                         AND OFFICERS, AND OTHER MATTERS

     7.1 Limitation of Liability of Trustees and Officers. No Trustee or officer of the Trust shall be liable to the Trust or to any Trustee or the Beneficiary for any act or omission whether his or its own or that of any other Trustee or officer of the Trust or of the Beneficiary or any agent of the Trust, nor shall any such Trustee be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Trust, except only that arising from his or its own bad faith, willful misfeasance, gross negligence, or reckless disregard of his or its duties.

     7.2 Limitation of Liability of the Beneficiary, Trustees, and Officers; Indemnification of Beneficiary. The Trustees and officers in incurring any debts, liabilities, or obligations, or in taking or omitting any other actions for or in connection with the Trust are, and shall be deemed to be, acting as Trustees or officers of the Trust and not in their own individual capacities. Except to the extent provided in Section 7.1, no Trustee or officer of the Trust or the Beneficiary shall be liable for any debt, claim, demand, judgment, decree, liability, or obligation of any kind of, against, or with respect to the Trust arising out of any action taken or omitted for or on behalf of the Trust. The Trust shall be solely liable therefor and resort shall be had solely to the Trust Estate for the payment or performance thereof. The Beneficiary shall be entitled to indemnification from the Trust Estate if, contrary to the provisions hereof, the Beneficiary shall be held to any such personal liability.

     7.3 Express Exculpatory Clauses in Instruments. To the extent practicable, the Managing Trustees shall make reasonable efforts to cause any written instrument creating an obligation of the Trust to include a reference to this Agreement, and to provide that neither the Beneficiary nor the Trustees or the officers of the Trust shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or for the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiary or any Trustee or officer of the Trust liable nor shall the Trustees or any officer of the Trust be liable to anyone for such omission.

     7.4 Indemnification and Reimbursement of Trustees and Officers.

          (a) Right to Indemnification. Each Trustee and officer of the Trust shall be entitled as of right to be indemnified by the Trust against any expenses and liabilities paid or incurred by such Person in connection with any actual or threatened claim, action, suit, or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Trust or otherwise, in which he or it may be involved in any manner as a party, witness, or otherwise, or is threatened to be made so involved, by reason of such Person being or having been a Trustee or officer of the Trust or by reason of the fact that such Person is or was serving at the request of the Trustees as a director, officer, employee, fiduciary, or other representative of another Person (such claim, action, suit, or proceeding hereinafter being referred to as an "Action"); provided, however, that no such right of indemnification shall exist with respect to any Action initiated by an indemnitee (as hereinafter defined) other than the Statutory Trustee against the Trust (an "Indemnitee Action"), except as provided in the last sentence of this subsection (a). Persons who are not Trustees or officers of the Trust may be similarly indemnified in respect of service to the Trust or to another Person on behalf of the Trust at the request of the Trustees to the extent the Trustees at any time denominate any of such Persons as entitled to the benefits of this Section 7.4.

          As used in this Section 7.4, the following terms shall have the following meanings:

               (i) "indemnitee" shall include each Trustee and officer of the Trust and each other Person denominated by the Trustees as entitled to the benefits of this Section 7.4.

               (ii) "expenses" shall mean all expenses actually and reasonably incurred, including fees and expenses of counsel selected by an indemnitee.

               (iii) "liabilities" shall mean amounts of judgments, excise taxes, fines, penalties, and amounts paid in settlement.

     An indemnitee other than the Statutory Trustee shall be entitled to be indemnified pursuant to this subsection (a) for expenses incurred in connection with any Indemnitee Action only (i) if the Indemnitee Action is instituted under subsection

     (c) of this Section 7.4 and the indemnitee is successful in whole or in part in such Indemnitee Action, (ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

          (b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under subsection (c) (or, in the case of the Statutory Trustee, an Action under subsection (c)), paid in advance by the Trust prior to final disposition of such Action or Indemnitee Action, provided that the Trust receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

          (c) Right of Indemnitee to Initiate Action. If a written claim under subsection (a) or (b) is not paid in full by the Trust within thirty (30) days after such claim has been received by the Trust, the indemnitee may at any time thereafter initiate an Indemnitee Action (or in the case of the Statutory Trustee, an Action)to recover the unpaid amount of the claim and, if successful in whole or in part, in the case of any indemnitee other than the Statutory Trustee, and without regard to such success provided such action was initiated in good faith in the case of the Statutory Trustee, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action (or in the case of the Statutory Trustee, an Action). The only defense to an Indemnitee Action to recover on a claim for indemnification under subsection (a) shall be that the indemnitee's conduct was such that under Delaware law the Trust is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the Trust. Neither the failure of the Trust (including its Trustees, independent legal counsel, or the Beneficiary) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the Trust (including its Trustees, independent legal counsel, or the Beneficiary) that the indemnitee's conduct was such that indemnification is prohibited by Delaware law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Delaware law. The only defense to an Indemnitee Action to recover on a claim for advancement of expenses under subsection (b) shall be the indemnitee's failure to provide the undertaking required by subsection (b).

          (d) Insurance and Funding. The Trust may purchase and maintain insurance to protect itself and any Person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such Person in connection with any Action, whether or not the Trust would have the power to indemnify such

     Person against such liability or expense by law or under the provisions of this Section 7.4. The Trust may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

          (e) Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section
     7.4 shall (i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or the By Laws (if adopted), vote of the Beneficiary or Trustees or otherwise, (ii) be deemed to create contractual rights in favor of each indemnitee who serves the Trust at any time while this Section 7.4 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section 7.4), and (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he was entitled or was denominated as entitled to indemnification under this
     Section 7.4 and shall also inure to the benefit of the heirs and legal representatives of each indemnitee. Any amendment or repeal of this Section
     7.4 or adoption of any ByLaw or provision of this Agreement which has the effect of limiting in any way the rights to indemnification or advancement of expenses provided for in this Section 7.4 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, By-Law, or other provision, nor shall any such changes affect the Statutory Trustee's rights hereunder without its prior written consent.

          (f) Partial Indemnity. If an indemnitee is entitled under any provision of this Section 7.4 to indemnification by the Trust for some or a portion of the expenses or liabilities paid or incurred by the indemnitee in the preparation, investigation, defense, appeal, or settlement of any Action or Indemnitee Action but not, however, for the total amount thereof, the Trust shall indemnify the indemnitee for the portion of such expenses or liabilities to which the indemnitee is entitled.

          (g) Conflicts. Notwithstanding any provision of this Section 7.4 to the contrary, in the event there is any conflict between the provisions of this Section 7.4 and the provisions of the Articles of Incorporation for Chaparral Steel Company the provisions of such Articles of Incorporation shall control; provided, however, the preceding provisions of this Section 7.4(g) shall have no effect on the rights and obligations of the Statutory Trustee hereunder.

     7.5 Persons Dealing With Trustees or Officers. Any act of the Trustees' or officers purporting to be done in their capacity as such shall, as to any Persons dealing with such Trustees or officers, be conclusively deemed to be within the purposes of this Trust and within the powers of the Trustees and officers. No Person dealing with the Trustees or any of them, or with the authorized officers, agents, or representatives of the Trust, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trustees or any of them, or of authorized officers, agents, or representatives of the Trust, for moneys or other consideration, shall be binding upon the Trust.

     7.6 Reliance. The Trustees and officers may consult with counsel and the advice or opinion of such counsel shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by the President or the officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

                                  ARTICLE VIII
                       DURATION, MERGER, DISSOLUTION, AND
                          AMENDMENT OF TRUST AGREEMENT

     8.1 Duration of Trust. The period of duration of the Trust shall be perpetual; provided, that the period of duration may be changed pursuant to an appropriate amendment to this Agreement.

     8.2 Merger or Consolidation. The Managing Trustees may, with the prior approval of the Beneficiary, (a) merge or consolidate the Trust with and/or into, or sell, convey, and transfer the Trust Estate to, any Person in exchange for shares or Securities thereof, or beneficial interests therein, or other consideration, and (if the Trust is not the surviving entity of such merger, consolidation, or other transaction) the assumption by such transferee of the liabilities of the Trust and (b) subject to Section 8.3, if the Trust is not the surviving entity of such merger, consolidation, or other transaction, thereupon terminate the Trust and distribute such shares, securities, beneficial interests, or other consideration, to the Beneficiary pursuant to a plan or other determination duly adopted by the Managing Trustees.

     8.3 Dissolution. The Trust may be dissolved by the Managing Trustees, with the prior approval of the Beneficiary, pursuant to a plan of dissolution or liquidation adopted by the Managing Trustees and at the direction of the Managing Trustees consented to by the Statutory Trustee. Such plan shall provide that all debts of the Trust shall be satisfied and that the remaining property of the Trust Estate shall be distributed to the Beneficiary (or, if more than one Person holds a Beneficial Interest, to such Persons in accordance with their percentage interest of the Beneficial Interest in the Trust); provided, however, that such plan may include a provision for the creation of an escrow to cover any debts or other obligations of the Trust which are not matured or are contingent or otherwise not paid or subject to payment at the time such plan becomes effective. At the time of any such dissolution or termination, the Managing Trustees shall cause this

Agreement to be amended in accordance with Section 8.4 to change the duration of the Trust, as permitted by Section 8.1.

     8.4 Amendment of Trust Agreement. This Agreement may be amended by the Managing Trustees, but only with the prior approval of the Beneficiary; provided, however, that the Managing Trustees may amend this Agreement without the approval of the Beneficiary at any time to the extent deemed by the Managing Trustees in good faith to be necessary to meet the requirements necessary to maintain the Trust's status as a business trust under the laws of the State of Delaware, but the Managing Trustees shall not be liable for failing so to do; provided, further, that no amendment shall adversely affect the liability of the Beneficiary or the Statutory Trustee without their respective approvals. Actions by the Managing Trustees pursuant to Section 9.6(a) that result in amending this Agreement also may be effected without the approval of the Beneficiary. The Managing Trustees shall give the Statutory Trustee notice of any proposed amendment ten (10) days prior to the effective date of such amendment and the Statutory Trustee shall have the right to resign as Statutory Trustee during such period and the Managing Trustees shall appoint a replacement Statutory Trustee pursuant to Section 3.10. The Managing Trustees shall file an amended Certificate to reflect such resignation and replacement.

                                   ARTICLE IX
                                  MISCELLANEOUS

     9.1 Applicable Law. The Trust set forth in this Agreement is created under and shall be governed by and construed and administered according to the laws of the State of Delaware.

     9.2 Situs of Trust. The Trust will maintain a registered office and agent in the State of Delaware. The initial registered office and agent of the Trust in the State of Delaware shall be the Statutory Trustee at 900 Market Street, Wilmington, Delaware 19801. The Statutory Trustee's sole responsibility in connection with serving as registered agent and providing a registered office shall be to forward to such address as the Managing Trustees shall specify in writing, from time to time, service of process and other communications received by it and clearly designated as receivable by or in the name of the Trust. The Trust may have such principal and other business offices or places of business within or without the State of Delaware as the Managing Trustees may from time to time determine. The Managing Trustees shall select and may from time to time change the situs of the Trust within the United States.

     9.3 Certificates. A certificate of trust as required pursuant to (S)3810 of the Delaware Business Trust Act shall be filed for the Trust. Any person dealing with the Trust may rely on a certificate by a Managing Trustee or an officer of the Trust as to the terms of this Agreement and any amendments to the Agreement, as to the identity of the Trustees and officers, and as to any matters in connection with the Trust hereunder. Any person dealing with the Trust may, with the same effect as if it were the original, rely on a copy of this Agreement or of any amendments hereto certified by a Managing Trustee or an officer of the Trust to be such a copy of the Agreement or of any such amendments.

     9.4 Headings. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction, or effect of this Agreement.

     9.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     9.6 Provisions of the Trust in Conflict With Law or Regulations; Severability and Enforceability.

          (a) The provisions of this Agreement are severable. If the Managing Trustees shall determine, with or without the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") could have the effect of preventing the Trust from maintaining its status as a Delaware business trust or are in conflict with other applicable federal or state laws or regulations, the Conflicting Provisions shall be deemed never to have constituted a part of this Agreement; provided, however, that such determination by the Managing Trustees shall not affect or impair any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted (including of or by the Managing Trustees) prior to such determination. A certification signed by a majority of the Managing Trustees setting forth a determination that one or more provisions are Conflicting Provisions and reciting that it was duly adopted by the Managing Trustees, or a copy of this Agreement with the Conflicting Provisions removed pursuant to such a determination signed by a majority of the Managing Trustees, shall be conclusive evidence of such determination when kept in the records of the Trust. The Managing Trustees shall not be liable for failure to make any determination under this Section 9.6. Nothing in this Section 9.6 shall in any way limit or affect the right of the Managing Trustees to amend this Agreement as provided in Section 8.4. The Managing Trustees shall give the Statutory Trustee notice of any proposed determination pursuant to the first sentence of this Section 9.6(a) ten (10) days prior to the effective date of any such determination and the Statutory Trustee shall have the right to resign as Statutory Trustee during such period and the Managing Trustees shall appoint a replacement Statutory Trustee pursuant to Section 3.10.. The Managing Trustees shall file an amended Certificate to reflect such resignation and replacement.

          (b) if any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, and shall not in any manner affect or render invalid or unenforceable any other provision of this

     Agreement. This Agreement shall be carried out as if any such invalid or unenforceable provisions were not contained herein.

     9.7 Binding Effect; Successors in Interest. Each Person who becomes the holder of all or a part of the Beneficial Interest in the Trust shall agree to be, and shall be, bound by the provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Trustees and the Beneficiary and the respective successors, assigns, heirs, distributees, and legal representatives of each of them.

     9.8 Irrevocability by Settlor. This Agreement and the Trust created hereunder shall be irrevocable by the Settlor, subject to the provisions of
Article VIII hereof.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                           SETTLOR:

                                           CHAPARRAL STEEL HOLDINGS, INC.


                                           By: /s/ Illegible
                                               ---------------------------------
                                           Title: VICE PRESIDENT


                                           MANAGING TRUSTEES:


                                           /s/ Larry L. Clark
                                           -------------------------------------
                                           Larry L. Clark, Trustee

                                           Address: 300 Ward Road and Highway 67
                                                    Midlothian, TX 76065-9651


                                           /s/ Richard M. Fowler
                                           -------------------------------------
                                           Richard M. Fowler, Trustee

                                           Address: 300 Ward Road and Highway 67
                                                    Midlothian, TX 76065-9651

                                           /s/ Robert C. Moore
                                           -------------------------------------
                                           Robert C. Moore, Trustee

                                           Address: 300 Ward Road and Highway 67
                                                    Midlothian, TX 76065-9651


                                           STATUTORY TRUSTEE:

                                           DELAWARE TRUST CAPITAL MANAGEMENT,
                                           not in its individual capacity but
                                           solely as Statutory Trustee


                                           By: /s/ Illegible
                                               ---------------------------------
                                               Title: VICE PRESIDENT

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 15TH day of MARCH, 1996, personally appeared LARRY L. CLARK, to me known to be the identical person who subscribed the name Chaparral Steel Holdings, Inc., a Delaware corporation, to the foregoing instrument as its VICE PRESIDENT, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.


                                           /s/ Gwynn E. Herrick
                                           -------------------------------------
                                           Notary Public in and for the
                                           State of Texas

My Commission Expires:                     Printed Name of Notary Public:


---------------------------------          -------------------------------------

(NOTARY SEAL)                              [SEAL]

                                           GWYNN E. HERRICK
                                           Notary Public
                                           STATE OF TEXAS
                                           My Comm. Exp. SEPT 2, 1996

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 15TH day of MARCH, 1996, personally appeared Larry L Clark, to me known to be the identical person who subscribed his name to the foregoing instrument as Trustee, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.


                                           /s/ Gwynn E. Herrick
                                           -------------------------------------
                                           Notary Public in and for the
                                           State of Texas

My Commission Expires:                     Printed Name of Notary Public:


---------------------------------          -------------------------------------

(NOTARY SEAL)                              [SEAL]

                                           GWYNN E. HERRICK
                                           Notary Public
                                           STATE OF TEXAS
                                           My Comm. Exp. SEPT 2, 1996

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 15TH day of MARCH, 1996, personally appeared Richard M. Fowler, to me known to be the identical person who subscribed his name to the foregoing instrument as Trustee, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.


                                           /s/ Gwynn E. Herrick
                                           -------------------------------------
                                           Notary Public in and for the
                                           State of Texas

My Commission Expires:                     Printed Name of Notary Public:


---------------------------------          -------------------------------------

(NOTARY SEAL)                              [SEAL]

                                           GWYNN E. HERRICK
                                           Notary Public
                                           STATE OF TEXAS
                                           My Comm. Exp. SEPT 2, 1996

STATE OF TEXAS    (S)
                  (S)
COUNTY OF DALLAS  (S)

     BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 15TH day of MARCH, 1996, personally appeared Robert C. Moore, to me known to be the identical person who subscribed his name to the foregoing instrument as Trustee, and acknowledged to me that he executed the same as his free and voluntary act and deed for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.


                                           /s/ Gwynn E. Herrick
                                           -------------------------------------
                                           Notary Public in and for the
                                           State of Texas

My Commission Expires:                     Printed Name of Notary Public:


---------------------------------          -------------------------------------

(NOTARY SEAL)                              [SEAL]

                                           GWYNN E. HERRICK
                                           Notary Public
                                           STATE OF TEXAS
                                           My Comm. Exp. SEPT 2, 1996

STATE OF DELAWARE      (S)
                       (S)
COUNTY OF NEW CASTLE   (S)

     BEFORE ME, the undersigned, a Notary Public in and for said County and State on this 18th day of MARCH, 1996, personally appeared Richard N. Smith, to me known to be the identical person who subscribed the name Delaware Trust Capital Management to the foregoing instrument as its Vice President, and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.


                                           /s/ ANNA M. SKLODOWSKI
                                           -------------------------------------
                                           Notary Public in and for the
                                           State of Texas

My Commission Expires:                     Printed Name of Notary Public:


---------------------------------          -------------------------------------

(NOTARY SEAL)                              ANNA M. SKLODOWSKI
                                           NOTARY PUBLIC - DELAWARE
                                           My Commission Expires Feb. 15, 1998